Exhibit 99.1

Live Oak Bancshares, Inc. Prices Depositary Share Offering

WILMINGTON, N.C., July 28, 2025 – Live Oak Bancshares, Inc. (NYSE: LOB) (“Live Oak” or the “Company”) announced the pricing of an underwritten offering of 4,000,000 depositary shares, each representing a 1/40th ownership interest in a share of 8.375% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), with a liquidation preference of $25 per depositary share.

When, as and if declared by the board of directors of Live Oak, dividends will be payable on the Series A Preferred Stock from the date of issuance at a rate of 8.375% per annum, payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on September 15, 2025. Live Oak may, at its option, redeem the Series A Preferred Stock on any dividend payment date on or after September 15, 2030, or following a regulatory capital treatment event as described in the prospectus supplement and accompanying prospectus relating to the offering, in each case at a redemption price equal to $1,000 per share of Series A Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. Live Oak intends to apply to list the depositary shares on the New York Stock Exchange under the symbol “LOB PR A.”

Net proceeds from the offering are expected to be used for general corporate purposes, including to support balance sheet growth at Live Oak Banking Company and to enhance the Company’s capital position.

Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; UBS Investment Bank; and Keefe, Bruyette & Woods, A Stifel Company are serving as joint bookrunning managers for the offering.

The Company expects to close the offering, subject to customary conditions, on or about August 4, 2025.

The Company filed a “shelf” registration statement (File No. 333-269263) (including a base prospectus (the “Base Prospectus”)) on January 17, 2023 and the related preliminary prospectus supplement on July 28, 2025 (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter, or any dealer participating in the offering will arrange to send you the Base Prospectus and the Preliminary Prospectus Supplement if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, RBC Capital Markets, LLC at 1-866-375-6829, UBS Investment Bank at 1-833-481-0269 or Keefe, Bruyette & Woods, A Stifel Company at 1-800-966-1559.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Note Regarding Forward-Looking Statements
This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements in this press release include, but are not limited to, statements regarding the offering, including the expected closing of the offering. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Live Oak Bancshares
Live Oak Bancshares, Inc. (NYSE: LOB) is a financial holding company and parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.
Contacts:
Walter J. Phifer | CFO | Investor Relations | 910.202.6926
Claire Parker | Corporate Communications | Media Relations | 910.597.1592